Exhibit 10.6

Computer services consulting agreement

This Agreement (hereinafter referred to as the "Agreement" or "Contract") is made and effective this __________, 199_ , by and between - 333Media, Inc. - hereinafter referred to as the "3M") and - ShopOverseas.com, Inc. - (hereinafter referred to as the "SOS").

3M agrees to work as an independent contractor on the development of an ecommerce system (hereinafter referred to as the "Project" or "System") for SOS as will be specified by SOS according to the terms of this agreement.

3M will develop the ecommerce system according to the retail and business processes to be defined by SOS. The ecommerce system will be scaleable to operate on stronger platforms than initially used, to add and change features and functionality and to work with other tools and technologies. 3M will ensure that the system can be configured to handle as much traffic as may be needed without having to redesign the system's core components.

3M will commit as many man-hours per week to this project as needed to efficiently complete the development of this ecommerce system as soon as possible. 3M will plan a general work schedule for the work covered by this agreement. The schedule will be attached to this agreement as appendix A and will be an integral part of it. According to this schedule, as described in appendix A, 3M will allocate developers to exclusively work on this project. 3M will only assign developers who are qualified efficiently and proficiently complete their assignments. 3M will only charge SOS for time spent actually working on the project and will not charge SOS for idle time.

3M will render these services primarily at 3M's offices, but will, upon request, provide services at SOS's offices or other places as reasonably requested by SOS as appropriate for the setup and or operation of the system. 3M will describe in appendix A how much of the overall project development it will complete under the $50,000 worth of work covered by this agreement.

3M will begin work on the project as scheduled in appendix A.

SOS agrees to hire 3M according to this contract for services totaling at least $50,000, providing that 3M is allocating the amount of time described in the Appendix A schedule.

SOS will pay 3M for programming work according to the following fee schedule:

Programming and web development:

Senior developer     $85 per hour
Junior developer     $55 per hour


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Assistant            $30 per hour

Graphics
This agreement only covers basic structural graphics as required for system design and does not cover any creative or cosmetic graphics. 3M will develop the system with the ability to accept graphical changes. Additional graphic work, such as front-end creative graphics, will be covered by this agreement only if explicitly requested and completely scheduled by SOS and 3M.
3M will bill SOS, and SOS will pay 3M, on a weekly basis according to the number of hours allocated by 3M to the project, which will be detailed by 3M in the periodic reports (appendix b-c).

All written, printed or digitally recorded material developed for this project or in the process of the project will belong exclusively to SOS and 3M will turn all such material over to SOS immediately upon request. 3M will maintain all such material in an organized manor and will secure it from unauthorized access. 3M will not release such material to any third party. Such material includes also, but not exclusively, any and all images, graphics, documentation, source code, compiled code etc.

3M will provide SOS's technical personnel with clear documentation and / or training of the system's features, structure and code for the purpose of SOS's personnel being able to maintain and upgrade the system once this development engagement is completed.

3M will allow SOS's technical representative to participate in parts of the development at 3M's facilities for the purpose of SOS's representative becoming familiar with the system and the technology used and / or to allow SOS's technical representative to evaluate the development progress.

Progress And Billing Reports:
Daily Reports: At the end of each workday, 3M will provide SOS with a brief report, as sampled in appendix B, describing the time allocated by each developer to the project and a brief progress report.
Weekend reports: On the last workday of every week, 3M will provide SOS with a weekly report, as sampled in Appendix C, containing the following information: description of development progress for that week and whether progress is on schedule with the general plan.

The weekend report will also include a full revised schedule for the following week as sampled in appendix B. This schedule will describe how many developers of each type will be working on the project, the amount of hours each will dedicate to the project and on what area of development they will work.

This Contract contains the entire agreement between SOS and 3M, and there are no other promises or conditions in any other agreement whether oral or written concerning the subject matter hereunder. This Contract supersedes any prior written or oral agreements between the parties.


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Termination: Either party will be allowed to terminate this agreement if the other party breached or violated any part of it.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


Official Signatory of:             Official Signatory of:
ShopOverseas.com, Inc.             333Media Inc.
4706 18th Av.                      333  Av.
Brooklyn NY 11204                  New York NY


By: ___________________            Signature: ____________________


Name:  Ethel Schwartz              Name: _________________________


Title: President and CEO,          Title:  President and CEO,
       Shopoverseas.com                    333Media
       Inc.                                Inc.








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Appendix A: Overall Project Schedule

The parties agree that the date of commencement shall be January 4, 2000.z

The following timetable represents 3M's assessment of an efficient allocation of programmers for the purpose of commencing development on the ecommerce system for SOS, as was described to 3M by SOS.

SOS is hiring 3M to for programming and system development only, including structural HTML graphic layouts. Any front-end artistic work will only be incorporated within this agreement if specifically requested or approved by SOS and only within the scope of such specific request or approval.

                                            HOURLY    HOUR / WEEK
                                            ------    -----------
Week 1   1 Database Developer    Senior       85               40
         1 Graphic Designer      Assistant    30      As needed
         1 Network Specialist    2 day

Week 2   1 Database Developer    Senior       85               40
         1 Graphic Designer      Assistant    30      As needed

Week 3   1 Database Developer    Senior       85               40
         1 Graphic Designer      Assistant    30      As needed
         1 Programmer            Junior       55               40
         1 Programmer            Junior       55               40
         1 Management /
           Integrator            Senior       85               40

Week 4   1 Database Developer    Senior       85               40
         1 Graphic Designer      Assistant    30      As needed
         1 Programmer            Junior       55               40
         1 Programmer            Junior       55               40
         1 Management /
           Integrator            Senior       85               40

Week 5   1 Graphic Designer      Assistant    30      As needed
         1 Programmer            Senior       85               40
         1 Programmer            Junior       55               40
         1 Programmer            Junior       55               40
         1 Management /          Senior       85               40
           Integrator


Signatures: SOS: ____________________   3M: _____________________


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Appendix B:  Sample Daily Report

Daily Report for xx/xx/2000

Developer              Hours    Hourly Rate    Development Area
------------------     -----    -----------    ----------------
DB Developer           6        $ 85           Stored Procedures
Senior Developer 1     4        $ 85           ?
Senior Developer 2     8        $ 85           ?
Assistant              5        $ 30           HTML Templates

Total work value: $1680


Appendix C: Sample Weekly report and schedule

Date: Friday 12/31/1999

Work progress for week ending today:
1.    Description of work progress for this week
2. Whether progress is on schedule with overall project plan as described in appendix A
3.    Notes

Weekly schedule for 01/02/2000 - 01/07/2000

Developer              Hours    Hourly Rate    Development Area
------------------     -----    -----------    ----------------
DB Developer           20       $ 85           ?
Senior Developer 1     30       $ 85           ?
Senior Developer 2     40       $ 85           ?
Assistant              25       $ 30           ?



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